_______________________________________________________________________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report  (Date of earliest event reported):

                                 JULY 3, 2001



                       CONTINENTAL INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)

        Georgia                    0-3743                      58-0705228
-----------------------        ---------------           ----------------------
    (State or other              (Commission                  (IRS Employer
     jurisdiction of               File No.)               Identification No.)
     incorporation)


                  10254 MILLER ROAD, DALLAS, TEXAS 75238
          (Address of principal executive offices)     (Zip Code)

                              (214) 691-1100
           (Registrant's telephone number, including area code)


_______________________________________________________________________________

ITEM 5:  OTHER EVENTS.


         On July 3, 2001, a Special Meeting of the stockholders of Continental Investment Corporation (the "Company") was held for the purpose of voting upon a proposal for the liquidation and dissolution of the Company. The
Board of Directors of the Company had given notice of this Special Meeting in a mailing to stockholders on June 14, 2001. At the Special Meeting, 83.3% of the stockholders present and entitled to vote approved the liquidation and dissolution of the Company.

         On July 5, 2001, an order was entered in the U.S. Bankruptcy Court for the Northern District of Texas (Dallas Division) to close the Chapter 11 Bankruptcy proceeding of the Company and appoint a substitute disbursing agent to oversee the liquidation process. This court order allows the Company to proceed with its orderly liquidation.

ITEM 6:  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         In furtherance of the liquidation of the Company, the remaining directors, David Friedman and Bill Short have resigned their positions as directors of the Company effective as of the close of business, July 6, 2001. The operations of the Company and the sale of the Company's assets will be managed by the Disbursing Agent who has been appointed by the Bankruptcy Court.

ITEM 7:  EXHIBITS.


         20.2 Order Closing Case and Appointing Substitute Disbursing Agent entered on July 5, 2001 by the U.S. Bankruptcy Court for the Northern District of Texas (Dallas Division).



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date Electronically Filed:  July 6, 2001.


                                      CONTINENTAL INVESTMENT CORPORATION


                                      By:  /s/ Bill A. Short
                                         -------------------------------
                                           Bill A. Short,
                                           President and Chief Operating Officer